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                                                                    EXHIBIT 11.1

                      CATAPULT COMMUNICATIONS CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                                      SIX MONTHS ENDED
                                                                      YEAR ENDED SEPTEMBER 30,           MARCH 31,
                                                                   -------------------------------  --------------------
                                                                     1995       1996       1997       1997       1998
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
Net income.......................................................  $   2,172  $   2,288  $   3,338  $   2,137  $   2,492
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding..............................      9,581      9,621      9,630      9,630     10,280
Dilutive options.................................................        477        680        975        870        587
                                                                   ---------  ---------  ---------  ---------  ---------
Weighted average shares assuming dilution........................     10,058     10,301     10,605     10,500     10,867
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings per share:
  Basic..........................................................  $    0.23  $    0.24  $    0.35  $    0.22  $    0.24
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
  Diluted........................................................  $    0.22  $    0.22  $    0.31  $    0.20  $    0.23
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
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